Exhibit 8.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

155 NORTH WACKER DRIVE

CHICAGO, ILLINOIS 60606-1720

_____

TEL: (312) 407-0700

FAX: (312) 407-0411

www.skadden.com

        December 1, 2021

Apartment Income REIT Corp.
4582 S. Ulster Street

Suite 1700
Denver, Colorado 80237

FIRM/AFFILIATE

OFFICES

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BOSTON

HOUSTON

LOS ANGELES

PALO ALTO

WASHINGTON, D.C.

WILMINGTON

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BEIJING

BRUSSELS

FRANKFURT

HONG KONG

LONDON

MOSCOW

MUNICH

PARIS

SÃO PAULO

SEOUL

SHANGHAI

SINGAPORE

TOKYO

TORONTO

Re:	U.S. Federal Income Tax Considerations

Ladies and Gentlemen:

We have acted as United States federal income tax counsel to Apartment Income REIT Corp., a Maryland corporation (“AIR”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by AIR and Apartment Income REIT, L.P., a Delaware limited partnership (“AIR OP”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to (i) the issuance and sale by AIR from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (A) debt securities of AIR (“Debt Securities”), which may be issued in one or more series under an indenture proposed to be entered into by AIR and the trustee to be named therein, the form of which is filed as an exhibit to the Registration Statement, and (B) warrants to purchase shares of common stock of AIR, shares of preferred stock of AIR or Debt Securities, which may be issued pursuant to one or more warrant agreements proposed to be entered into by AIR and one or more warrant agents to be named therein; (ii) the issuance and sale from time to time by AIR of guarantees of debt securities of AIR OP (the “AIR OP Debt Securities”); and (iii) the issuance and sale by AIR OP from time to time, pursuant to Rule 415 of the Rules and Regulations, of AIR OP Debt Securities, which may be issued in one or more series under an indenture proposed to be entered into by AIR OP, AIR (as guarantor, if applicable) and the trustee to be named therein, the form of which is filed as an exhibit to the Registration Statement.

Apartment Income REIT Corp.

December 1, 2021

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided to us by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of officers of AIR (the “Officers’ Certificate”), which relate to, among other things, the actual and proposed operations of AIR and each of the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company”). For purposes of our opinion, we have not independently verified all of the facts, statements, representations and covenants set forth in the Officers’ Certificate, the Registration Statement, or in any other document. In particular, we note that the Company may have engaged in and may engage in transactions in connection with which we have not provided legal advice and have not reviewed, and of which we may be unaware. We have, consequently, assumed and relied on the representations of AIR that the statements, representations and covenants contained in the Officers’ Certificate and the Registration Statement accurately and completely describe all material facts relevant to such statements, representations and covenants. We have assumed that all such facts, statements, representations, and covenants are true without regard to any qualification as to knowledge, belief, intent, materiality or otherwise. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. We are not aware of any facts inconsistent with such facts, statements, representations and covenants. Any material change or inaccuracy in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Officers’ Certificate may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) AIR and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdictions in which each was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other state or jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It

Apartment Income REIT Corp.

December 1, 2021

should be noted that the Code, the Regulations, judicial decisions, and administrative interpretations are subject to change or differing interpretation at any time and, in some circumstances, with retroactive effect. A change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. There can be no assurance, moreover, that our opinion will be accepted by the IRS or, if challenged, by a court.

Based on and subject to the foregoing, for U.S. federal income tax purposes we are of the opinion that, commencing with AIR’s initial taxable year ended December 31, 2020, AIR has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and its actual method of operation through the date hereof has enabled, and its proposed method of operation will enable, AIR to meet the requirements for qualification and taxation as a REIT under the Code.

AIR’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements including requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its stock ownership, and the various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of AIR’s operation for any particular taxable year will satisfy the requirements for taxation as a REIT under the Code.

In addition, AIR’s ability to qualify as a REIT under the Code depends on the continued qualification of Apartment Income and Management Company, a Maryland corporation (“AIMCO”), as a REIT for the 2020 and, potentially, 2021 taxable years. AIMCO’s qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements, including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code. No assurance can be given as to whether the actual results of AIMCO’s operation for any one taxable year will enable it to qualify as a REIT under the Code, nor can any assurance be given that a failure of AIMCO to qualify as a REIT under the Code will not prevent AIR from qualifying as a REIT under the Code. Accordingly, we have assumed for purposes of this opinion that AIMCO will qualify as a REIT under the Code for the 2020 and 2021 taxable years.

This opinion is furnished to you in connection with the filing of the Registration Statement. This opinion may not be relied upon by anyone else without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement, being filed on the date hereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission. Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Apartment Income REIT Corp.

December 1, 2021

We consent to the filing of this opinion as an exhibit to the Registration Statement and to each reference to us and the discussions of advice provided by us under the headings “U.S. Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP